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Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com


                                 March 27, 2001


The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, NY  10017-3206

Re:     TIAA-CREF Mutual Funds
        (File Nos.  333-21821 and 811-08055)

Ladies and Gentlemen:

          We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional information as a part of the above-referenced registration statement on Form N-1A for the TIAA-CREF Mutual Funds. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Sincerely,

                                                /s/ STEVEN B. BOEHM
                                                -------------------------
                                                Steven B. Boehm

SBB/cln
cc:   Ilana R. Marcus, Esq., TIAA-CREF
Enclosures




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